Exhibit 5.1

April 27, 2006

Stepan Company

Edens Expressway and Winnetka Road

Northfield, Illinois 60093

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Stepan Company, a Delaware corporation (the “Company”), in connection with the Stepan Company 2006 Incentive Compensation Plan (the “Plan”). In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the shares of the Company’s Common Stock, $1.00 par value (the “Common Stock”), that may be issued or transferred and sold pursuant to the Plan and the authorized forms of stock options, restricted stock or other applicable award agreements will be, when issued or transferred and sold in accordance with such Plan and agreements, duly authorized, validly issued, fully paid and nonassessable; provided that such consideration is at least equal to the stated par value of the shares.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction. In addition, we have assumed that the resolutions authorizing the Company to issue and sell the Common Stock pursuant to the Plan will be in full force and effect at all times at which such shares of Common Stock are issued or sold by the Company, and the Company will take no action inconsistent with such resolutions.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect registration of the shares to be issued or transferred and sold pursuant to the Plan under the Securities Act of 1933 (the “Act”). In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day